UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 21, 2016

Heron Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33221	94-2875566
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

123 Saginaw Drive Redwood City CA		94063
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (650) 366-2626

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of June 22, 2016, the Board of Directors (the “Board”) of Heron Therapeutics, Inc. (the “Company”) appointed Christian Waage to the Board, to serve an initial term ending with the 2017 Annual Meeting of Stockholders. Mr. Waage was appointed to fill the vacancy created with the resignation of Kimberly Manhard in January 2016, who resigned from the Board in connection with her assumption of a management role with the Company.

Mr. Waage currently serves as Managing Director of Receptos, a biopharmaceutical company acquired by Celgene Corporation in August 2015. Prior to Celgene’s acquisition of Receptos, Mr. Waage served as Senior Vice President and General Counsel of Receptos since November 2013, where Mr. Waage was a member of the senior management team and had overall responsibility for all legal functions, including intellectual property, SEC reporting and compliance, corporate governance and dispute resolution. Prior to joining Receptos, Mr. Waage was the Vice President and General Counsel at Websense, Inc. from July 2012 through the sale of Websense to Vista Equity Partners in August 2013. From March 2008 until July 2012, Mr. Waage served as Vice President and General Counsel of Ardea Biosciences, Inc. (“Ardea”), which was acquired by AstraZeneca PLC in July 2012. Mr. Waage practiced as a corporate and securities lawyer for 11 years prior to joining Ardea, most recently as a partner at DLA Piper in San Diego, California.

The Board has determined that Mr. Waage qualifies as an “independent” director within the meaning of the Nasdaq Marketplace Rules and Section 10A of the Securities Exchange Act of 1934. Mr. Waage is expected to serve on the Audit Committee of the Board.

Mr. Waage is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K, and there are no arrangements or understandings between Mr. Waage and any other persons pursuant to which he was selected as a director. Mr. Waage is expected to receive compensation for his service on the Board, and any committees of the Board, consistent with the non-employee director compensation described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 29, 2016.

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

On June 21, 2016, the Company held its 2016 Annual Meeting of Stockholders. Five proposals were voted on at the meeting: (1) the election of five directors: Kevin C. Tang, Barry D. Quart, Pharm.D., Robert H. Rosen, Craig A. Johnson, and John W. Poyhonen to serve until the 2017 Annual Meeting of Stockholders; (2) the ratification of the appointment of OUM & Co. LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016; (3) an advisory vote to approve compensation paid to the Company’s named executive officers during fiscal year 2015; (4) the amendment of the Company’s 2007 Amended and Restated Equity Incentive Plan (the “2007 Plan”) to increase the shares of common stock authorized for issuance thereunder by 3,000,000 shares; and (5) the amendment of the Company’s 1997 Employee Stock Purchase Plan (the “1997 Plan”) to increase the shares of common stock authorized for issuance thereunder by 100,000 shares.

Only stockholders of record as of the close of business on April 25, 2016 were entitled to vote at the 2016 Annual Meeting. As of April 25, 2016, 36,653,619 shares of common stock of the Company were outstanding and entitled to vote at the 2016 Annual Meeting. At the 2016 Annual Meeting, 34,601,133 shares of common stock of the Company were represented by proxy constituting a quorum for the meeting. As set forth below, each of the five proposals voted on at the meeting were approved by the stockholders entitled to vote thereon.

The votes with respect to each of the proposals are set forth below.

Election of five directors to serve until the 2017 annual meeting:

Name of Director Nominees	For	Withheld	Broker Non-Votes
Kevin C. Tang	25,912,517	3,108,638	5,579,978
Barry D. Quart, Pharm.D.	28,774,520	246,635	5,579,978
Robert H. Rosen	26,460,310	2,560,845	5,579,978
Craig A. Johnson	23,832,687	5,188,468	5,579,978
John W. Poyhonen	23,366,460	5,654,695	5,579,978

Ratification of the appointment of OUM & Co. LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2016:

For	Against	Abstain	Broker Non-Votes
34,242,258	330,504	28,371	0

Advisory vote to approve compensation paid to the Company’s named executive officers during fiscal year 2015:

For	Against	Abstain	Broker Non-Votes
24,481,456	4,524,047	15,652	5,579,978

Amend the Company’s 2007 Plan to increase the shares of common stock authorized for issuance thereunder by 3,000,000 shares:

For	Against	Abstain	Broker Non-Votes
19,533,043	9,476,588	11,524	5,579,978

Amend the Company’s 1997 Plan to increase the shares of common stock authorized for issuance thereunder by 100,000 shares:

For	Against	Abstain	Broker Non-Votes
28,933,291	56,612	31,252	5,579,978

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heron Therapeutics, Inc.

Date: June 22, 2016	/s/ David L. Szekeres
David L. Szekeres
Senior Vice President, Business Development, General Counsel and Corporate Secretary

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